                                                                      EXHIBIT 23


                        AMERICAN GREETINGS CORPORATION
                       CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in (i) Post-Effective Amendment Number 1 dated May 27, 1986 to Registration Statement No. 2-89471 on Form S-3,
(ii) Post-Effective Amendment Number 1 dated May 31, 1984 to Registration Statement No. 2-84911 on Form S-8, (iii) Registration Statement No. 33-975 on Form S-8 dated November 7, 1985, (iv) Registration Statement No. 33-16180 on Form S-8 dated July 31, 1987, (v) Post-Effective Amendment Number 1 dated May 17, 1991 to Registration Statement No. 33-39726 on Form S-3, (vi) Registration Statement No. 33-45673 on Form S-8 dated February 4, 1992, (vii) Registration Statement No. 33-58582 on Form S-8 dated February 22, 1993, (viii) Post-Effective Amendment Number 1 dated March 29, 1993 to Registration Statement No. 33-52196 on Form S-3, (ix) Registration Statement No. 33-50255 on Form S-3 dated September 15, 1993, and (x) Registration Statement No. 33-57221 on Form S-3 dated January 16, 1995 of our report dated March 30, 1995 with respect to the consolidated financial statements and schedule of American Greetings Corporation included in this annual report on Form 10-K for the year ended February 28, 1995.




                              Ernst & Young LLP



Cleveland, Ohio
May 24, 1995